                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                CML Group, Inc.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                      CML

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 5, 1997

     The Annual Meeting of Stockholders of CML Group, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Friday, December 5, 1997 at 10:30 a.m., local time, to consider and act upon the following matters:

          1. To elect three Class A Directors for the ensuing three years and one Class C Director for the ensuing two years.

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's principal independent accountant for the fiscal year ending July 31, 1998.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 24, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          PAUL P. BROUNTAS, Secretary

Acton, Massachusetts
November 4, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                CML GROUP, INC.
                        524 MAIN STREET, ACTON, MA 01720

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 5, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CML Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 5, 1997 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     On October 24, 1997, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 49,882,051 shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Company. Each share is entitled to one vote.

     The Company's Annual Report for the fiscal year ended July 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about November 4, 1997.

VOTES REQUIRED

     A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to ratify the appointment of the Company's independent accountants.

     Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 10, 1997, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each named executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement; and (iv) all directors and executive officers of the Company as a group.

                                                                                         PERCENTAGE
                                                                                             OF
                                                              NUMBER OF SHARES          COMMON STOCK
                     BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)       OUTSTANDING
----------------------------------------------------------  ---------------------       ------------
Principal Stockholders
State of Wisconsin Investment Board.......................        4,622,000(2)               9.3%
  121 E. Wilson Street
  Madison, WI 53702

Merrill Lynch Asset Management............................        3,618,200(3)               7.3
  800 Scudders Mill Road
  Plainsboro, NJ 08536

ValueVision International, Inc............................        2,538,000                  5.1
  6740 Shady Oak Road
  Eden Prairie, MN 55344

Directors and Nominees(4)

Charles M. Leighton.......................................        1,248,601(5)               2.5
G. Robert Tod.............................................        1,169,416(6)               2.3
Howard H. Callaway........................................          182,892(7)                 *
Thomas H. Lenagh..........................................          104,259(8)                 *
Dr. Roy W. Menninger......................................           52,337                    *
John A. C. Pound..........................................            - 0 -                    *
Alison Taunton-Rigby......................................           38,694                    *
Lauren M. Tyler...........................................           27,592                    *
Ralph F. Verni............................................           31,645                    *
Named Executive Officer(4)
Glenn E. Davis............................................          117,465                    *
All directors, director nominees and executive officers as
  a group (11 persons)(4).................................        3,016,905                  5.9

---------------
* Percentage is less than 1% of the total number of outstanding shares of Common Stock.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) Based on information provided by State of Wisconsin Investment Board as of September 30, 1997.

(3) Merrill Lynch Asset Management ("MLAM") is an investment adviser registered under the Investment Advisers Act of 1940. MLAM may be deemed to be the beneficial owner of 3,618,200 shares of Common Stock by virtue of its acting as investment adviser to certain investment companies registered under the Investment Company Act of 1940, which investment companies hold in the aggregate 3,618,200 shares Common Stock. MLAM disclaims beneficial ownership of these 3,618,200 shares of Common Stock.

(4) Includes shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days after October 10, 1997. The following persons have the right to acquire within such 60-day period the number of shares set forth after their respective names: Mr. Leighton, 401,200 shares; Mr. Tod,

    401,200 shares; Mr. Callaway, 52,592 shares; Mr. Lenagh, 64,592 shares; Dr. Menninger, 51,092 shares; Ms. Taunton-Rigby, 28,592 shares; Ms. Tyler, 25,592 shares; Mr. Verni, 28,592 shares; Mr. Davis, 106,531 shares; and all directors and executive officers as a group, 1,202,883 shares.

(5) Does not include 29,128 shares of Common Stock held by Mr. Leighton's wife, as to which Mr. Leighton disclaims beneficial ownership.

(6) Does not include 12,732 shares of Common Stock held by Mr. Tod's wife on her own behalf and as custodian for their children, as to which Mr. Tod disclaims beneficial ownership.

(7) Includes 40,000 shares of Common Stock held by Mr. Callaway as a Trustee of the Ida Cason Callaway Foundation, Inc. Does not include 900 shares of Common Stock held by Mr. Callaway's wife, as to which Mr. Callaway disclaims beneficial ownership.

(8) Does not include 40,000 shares of Common Stock held by Mr. Lenagh's wife, as to which Mr. Lenagh disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class A directors, three Class B directors and two Class C directors. The Class A, Class B and Class C directors will serve until the annual meetings of stockholders to be held in 1997, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are generally elected for a full term of three years to succeed those whose terms are expiring. The Board of Directors has authorized an increase in the number of Class C directors to three and has nominated John A. C. Pound for election as a Class C director.

     The persons named in the enclosed proxy will vote to elect the following directors named below, unless the proxy is marked otherwise: (1) Charles M. Leighton, Thomas H. Lenagh, and Ralph F. Verni, the three Class A director nominees; and (2) John A. C. Pound, the Class C director nominee. Messrs. Leighton, Lenagh and Verni are currently directors of the Company. Mr. Pound, if elected, will serve as a Class C director for a two-year term.

     Each Class A director will be elected to hold office until the 2000 annual meeting of stockholders and until his successor is elected and qualified. The Class C director will be elected to hold office until the 1999 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Governance Committee of the Board of Directors.

     For each member of the Board of Directors, including those who are nominees for election as Class A or Class C directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly held companies of which he or she serves as a director, his or her age and length of service as a director of the Company.

NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS A DIRECTORS)

Charles M. Leighton...........  Chairman of the Board and Chief Executive Officer of the
                                Company since 1969; director of New England Investment
                                Companies, Inc. and Metropolitan Life Insurance Company. Age
                                62, director of the Company since 1969.

Thomas H. Lenagh..............  Financial Consultant since 1986; director of Adams Express
                                Company, Clemente Global Growth Fund, Gintel Fund, Inc., ICN
                                Biomedicals, V-Band Corp., US LIFE Corp., Franklin Covey Co.
                                and Styles on Video. Age 77, director of the Company since
                                1976.

Ralph F. Verni................  President and Chief Executive Officer of State Street
                                Research & Management Company, an investment management firm, since August 1992; director of State Street Research Income
                                Trust, State Street Research Capital Trust, State Street
                                Research Exchange Trust, State Street Research Securities
                                Trust, State Street Research Growth Trust, State Street
                                Research Master Investment Trust, State Street Research
                                Equity Trust, State Street Research Money Market Trust, State
                                Street Research Tax-Exempt Trust, State Street Research
                                Financial Trust, and State Street Research Portfolios, Inc.;
                                Chairman of SSR Realty Advisors; Chairman, President and
                                Chief Executive Officer of GFM International Investors
                                Limited; member of the Advisory Committee of Commonwealth
                                Capital Ventures, L.P.; President and Chief Executive Officer
                                of New England Investment Companies, Inc. from 1990 to 1992;
                                and Chief Investment Officer of The New England from 1982 to
                                1992. Age 54, director of the Company since 1991.

NOMINEE FOR TERM EXPIRING IN 1999 (CLASS C DIRECTOR)

John A. C. Pound..............  Consultant on business strategy and corporate governance to investment organizations and corporations since 1987; private investor; Lecturer, Harvard Law School since 1994; Associate
                                Professor, Kennedy School of Government, Harvard University
                                until 1994. Age 42, nominee for director.

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS B DIRECTORS)

G. Robert Tod.................  President and Chief Operating Officer of the Company since
                                1969; director of SCI Systems, Inc., EG&G, Inc. and USTrust.
                                Age 58, director of the Company since 1969.
Dr. Roy W. Menninger..........  Chairman of the Trustees of The Menninger Foundation, a
                                psychiatric treatment, research and prevention center, since
                                1993; President and Chief Executive Officer of The Menninger
                                Foundation from 1967 to 1993; director of The New England
                                Mutual Life Insurance Company and Bank IV of Topeka; trustee of the Midwest Research Institute and Baker University. Age
                                71, director of the Company since 1989.

Lauren M. Tyler...............  Director and Vice President of Allen & Company Incorporated
                                ("Allen"), an investment banking and advisory firm, having joined Allen in 1989. Age 35, director of the Company since
                                1995.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS C DIRECTORS)

Howard H. Callaway............  Chairman of the Board and Chief Executive Officer of Callaway
                                Gardens Resort, Inc., a botanical garden and resort, the Ida
                                Cason Callaway Foundation, and the Howard H. Callaway
                                Foundation since 1981; Chief Executive Officer of Crested
                                Butte Mountain Resort, a ski resort, since 1977; President of
                                Lake Florence Corporation since 1997; director of SCI
                                Systems, Inc. Age 70, director of the Company since 1983.

Alison Taunton-Rigby..........  President and Chief Executive Officer of Aquila
                                Biopharmaceuticals, Inc., a biotechnology company, since
                                1996; President and Chief Executive Officer of Cambridge
                                Biotech Corporation, a biotechnology company, from 1995 to
                                1996; President and Chief Executive Officer of Mitotix, Inc.,
                                a biotechnology company, from 1993 to 1994; Senior Vice
                                President of Genzyme Corporation, a biotechnology and health care products company, from 1987 to 1993. Age 53, director of the Company since 1994.

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

     The Board of Directors has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent accountants and the Board of Directors. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee, which currently consists of Dr. Menninger, Messrs. Callaway, Verni and Lenagh and Ms. Taunton-Rigby, as Chairman, held one meeting during the 1997 fiscal year.

     During the 1997 fiscal year, the Company had a standing Executive Compensation and Stock Option Committee (the "Compensation Committee") which provided recommendations to the Board of Directors regarding executive compensation and administered the Company's Incentive Deferred Compensation Plan, 1996 Employee Stock Purchase Plan, 1987 Employees' Severance Benefit Plan, 1982 Stock Option Plan and 1991 Stock Option Plan. The Compensation Committee held two meetings during the 1997 fiscal year. The members of the Compensation Committee were Messrs. Callaway, Verni and Lenagh, as Chairman.

     During the 1997 fiscal year, the Company had a standing Nominating Committee to recommend to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee consisted of Messrs. Callaway and Verni and did not meet during the 1997 fiscal year.

     Effective August 21, 1997, the Compensation Committee and the Nominating Committee have merged. The successor committee, known as the Governance Committee, consists of Ms. Tyler and Messrs. Callaway, Lenagh and Verni, as Chairman. The Governance Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Charles M. Leighton, Chairman of the Board and Chief Executive Officer, CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720, who will submit the names of the nominees to the Governance Committee for consideration.

     During the 1997 fiscal year, the Board of Directors held seven meetings (including consents in lieu of a meeting). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served. There are no arrangements or understandings between any director or officer and any other person pursuant to which such officer or director is to be selected as a director or officer.

COMPENSATION FOR DIRECTORS

     Directors who are not officers or employees of the Company are entitled to $3,000 for each Board of Directors' meeting attended ($750 for each telephonic meeting), plus expenses. Members of the Audit Committee and the Compensation Committee received $750 for each committee meeting attended and the chairman of each of these committees received $2,000 for services as chairman. Mr. Callaway is paid an additional $2,000 as lead director of the Board of Directors. Messrs. Leighton and Tod, Chairman and President of the Company, respectively, receive no additional compensation for their services as directors.

DEFERRED COMPENSATION PLAN

     The Company's Incentive Deferred Compensation Plan provides for the grant of incentive compensation awards in the form of shares of Common Stock to senior executive employees of the Company and its subsidiaries. These shares (the "Deferred Shares") will be issued to the participants and distributed to them no later than one year after their retirement, disability or death, or their 65th birthday, whichever occurs first. No awards have been made under the Deferred Plan in the last nine fiscal years. As of October 10, 1997,

38,310, 38,310, and 76,620 Deferred Shares were credited to the accounts of Messrs. Leighton, Tod and all executive officers as a group, respectively.

1987 EMPLOYEES' SEVERANCE BENEFIT PLAN

     The Board of Directors believes that it is in the best interest of the Company and its stockholders to foster the continuous employment of personnel of the Company and its subsidiaries. The Board of Directors recognizes that, as is the case with many corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of employees to the detriment of the Company and its stockholders. Thus, in October 1987, the Board of Directors adopted an Employees' Severance Benefit Plan (the "Severance Plan"), which provides for the lump sum cash payment to a participant of his or her annual base salary upon a change in control of the Company, as defined in the Severance Plan, and termination of the participant's employment within one year of such change in control. The Severance Plan may be terminated or amended at any time by a vote of two-thirds of the Board of Directors of the Company, unless a change of control has occurred.

     All employees who have been full-time employees of the Company or any of its subsidiaries for a period of at least two consecutive years prior to the date of a change in control of the Company, or who have been designated by the Company's Chief Executive Officer or Chief Operating Officer, or their authorized designees, are eligible to participate in the Severance Plan, except that Messrs. Leighton and Tod are not eligible to participate in the Severance Plan, nor is any employee of the Company or its subsidiaries who is or has been a director of the Company.

     The Severance Plan's term commenced on October 7, 1987 and will continue through July 31, 1998 and thereafter, unless the Board of Directors takes affirmative action to terminate the Severance Plan at least six months prior to the beginning of any succeeding fiscal year. The Severance Plan is administered by the Governance Committee.

AGREEMENT CONCERNING QUALIFIED TERMINATION

     On June 3, 1997, the Board of Directors approved a form of "Agreement Concerning Qualified Termination," providing for severance payments, health and life insurance and long-term disability benefits to the Company's executive officers and corporate staff members in the event of a "Major Company Event." A Major Company Event is defined as the acquisition of the Company's business by a third party or the disposition by the Company of one or more principal business assets or segments, or the formation of a strategic alliance or similar business arrangement. In such case, if the employment of the executive officer or corporate staff member is terminated, such person would be entitled to a severance payment equal to his or her monthly salary times the number of years of service (not to exceed 24), as well as continued health and life insurance and long-term disability benefits for a period of between 6 and 24 months, depending on the length of service.

RETIREMENT INCOME AND SURVIVOR SECURITY PROGRAM

     The Company maintains a Retirement Income and Survivor Security Program (the "Program") which covers certain current and former executive officers of the Company and certain former officers of the Company's subsidiaries. The Program is funded by permanent life insurance policies covering each of these officers. The policies are owned by the Company and purchased at its expense. The right to receipt of benefits under the Program is fully vested. Vesting was contingent on continued employment by the Company. Retirement benefits are payable for a period of ten years in equal monthly installments generally after the employee reaches age 65. Under the Program, Messrs. Leighton and Tod are entitled to annual payments over their applicable ten-year period of $168,431 and $188,827, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program (the "Program") during the fiscal year ended July 31, 1997 ("'fiscal 1997") was administered by the Compensation Committee composed of the three non-employee directors listed below. Effective August 21, 1997, the Compensation Committee merged with the Nominating Committee and the successor committee is named the Governance Committee.

     The Program is designed to retain and reward executives who are responsible for leading the Company in achieving its business objectives. All decisions by the Governance Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. This report is submitted by the Compensation Committee and addresses the Company's compensation policies for fiscal 1997 as they affected Mr. Leighton, in his capacity as Chairman of the Board and Chief Executive Officer of the Company, and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The objectives of the Program are to (i) align compensation with Company performance, the interests of the Company's stockholders and the Company's short-term and long-term business objectives, (ii) encourage and reward high levels of performance and (iii) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

     The Company's executive compensation philosophy is to tie a substantial portion of executive compensation to the performance of the Company and is based on the following:

     - The Committee annually reviews the compensation of its executive officers on the basis of each executive's responsibility, position and level of experience in conjunction with an assessment of salaries being paid for similar positions by other companies. A significant portion of each executive's cash compensation is, however, tied to annual changes in the Company's earnings per share performance.

     - The Committee believes that an executive compensation program that links compensation to the Company's earnings per share performance serves both as an influential motivator to its executives and as an effective instrument for aligning their interests with those of the stockholders of the Company.

     - The Committee also believes that a portion of the compensation of the Company's executives should be linked to the success of the Company's stock in the marketplace. This linkage is achieved through the Company's stock option program which also serves to more fully align the interests of management with those of the Company's stockholders.

     Since fiscal 1983, a major portion of each executive's cash compensation has been tied to the Company's earnings per share ("EPS") performance. The Program currently provides that an executive's total cash compensation (annual base salary, bonus and non-qualified deferred compensation) paid for a particular fiscal year (the "Current Year") shall be the executive's total cash compensation for the year in which the Company achieved its highest EPS from continuing operations (the "Base Year"), increased or decreased by 50% of the percentage increase or decrease (as the case may be) in the Company's EPS from continuing operations for the Current Year as compared to the Base Year, but in no event less than the minimum base salary established by the Committee for each executive. Fiscal 1993, the year in which the Company achieved its highest EPS from continuing operations ($1.07 per share), is currently the Base Year.

     Total compensation at the executive level also includes long-term incentives offered by stock options. Stock options are designed to promote the identity of long-term interests between the Company's employees and stockholders and assist in the retention of key employees. In the case of stock options, the size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND PRESIDENT IN FISCAL 1997

     Messrs. Leighton and Tod each receive the same compensation. Messrs. Leighton and Tod each agreed to permit the Company to withhold 13% of their fiscal 1997 base pay ("Withheld Amount"). The Withheld Amount would have been paid to Messrs. Leighton and Tod only if the Company was profitable in fiscal 1997. As set forth in the Summary Compensation Table and as a result of the non-payment of the Withheld Amount in fiscal 1997, each executive's total cash compensation decreased when compared to the total cash compensation received in fiscal 1996 by $77,063 to $517,937. For fiscal 1998, each executive will be entitled to receive his Base Year total cash compensation, increased or decreased by 50% of the percentage increase or decrease (as the case may be) in the Company's fiscal 1998 EPS from continuing operations compared to EPS from continuing operations for the Base Year, but in no event will the executive's total cash compensation be less than the minimum base salary established by the Committee for each executive. The Board of Directors has determined that the base salary of Messrs. Leighton and Tod shall continue at the level of $595,000 per annum for fiscal 1998 and thereafter unless and until changed by the Board of Directors.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers for tax years beginning on or after January 1, 1994. Compensation awarded under a performance-based plan approved by the stockholders will generally not be subject to the deduction limit. Any fiscal 1998 cash compensation to any of the five most highly paid executive officers which exceeds $1 million will not be deductible by the Company because the performance-based portion of cash compensation has not been submitted to the stockholders for approval.

                                          Compensation Committee

                                          Thomas H. Lenagh, Chairman
                                          Howard H. Callaway
                                          Ralph F. Verni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1997 fiscal year, the members of the Compensation Committee were Messrs. Callaway, Verni and Lenagh, as Chairman. No Compensation Committee interlocks or insider participation existed during fiscal 1997.

SUMMARY COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of the Company and each of the two other most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended July 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                         AWARDS(2)
                                               ANNUAL COMPENSATION      ------------
                                              ---------------------      SECURITIES       ALL OTHER
                                               SALARY       BONUS        UNDERLYING      COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR       ($)         ($)(1)      OPTIONS (#)         ($)(3)
-----------------------------------  ----     --------     --------     ------------     ------------
Charles M. Leighton................  1997     $517,937     $      0        50,000          $ 25,934
  Chairman of the Board and          1996      595,000            0             0            25,958
  Chief Executive Officer            1995      595,000      290,495        60,883            32,113

G. Robert Tod......................  1997      517,937            0        50,000            12,652
  President and Chief Operating      1996      595,000            0             0            12,536
  Officer                            1995      595,000      290,495        60,883            12,632

Glenn E. Davis.....................  1997      165,000            0        41,000             5,076
  Vice President, Finance, Chief     1996      152,500            0        35,000             5,324
  Financial Officer, Treasurer and   1995      130,000       24,784        13,063             5,060
  Assistant Secretary

---------------
(1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

(2) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during fiscal 1997.

(3) The amounts shown in this column for fiscal 1997 represent split-dollar life insurance premiums of $22,134, $8,852 and $1,717 paid by the Company for each of Messrs. Leighton, Tod and Davis, respectively, and the Company's contributions under its 401(k) savings plan of $3,800, $3,800 and $3,359 to each of Messrs. Leighton, Tod and Davis, respectively.

STOCK OPTION GRANTS

     The following table summarizes certain information regarding options granted during fiscal 1997 to the Named Executive Officers. No SARs were granted during fiscal 1997.

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                                                       POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                 ---------------------------------------------------   ANNUAL RATES OF STOCK
                                 NUMBER OF                                              PRICE APPRECIATION
                                 SECURITIES    PERCENT OF                                       FOR
                                 UNDERLYING   TOTAL OPTIONS   EXERCISE                    OPTION TERM(2)
                                  OPTIONS      GRANTED TO      OR BASE                 ---------------------
                                  GRANTED     EMPLOYEES IN      PRICE     EXPIRATION      5%          10%
             NAME                  (#)(1)      FISCAL YEAR    ($/SHARE)      DATE        ($)          ($)
-------------------------------  ----------   -------------   ---------   ----------   --------     --------
Charles M. Leighton............    50,000           9%          $3.75       8/14/06    $117,918     $298,827
G. Robert Tod..................    50,000           9            3.75       8/14/06     117,918      298,827
Glenn E. Davis.................    16,000           3            3.75       8/14/06      37,734       95,625
                                   25,000           4            2.00        4/1/07      31,445       79,687

---------------
(1) Options become exercisable on a cumulative basis, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. This table does not take into account the actual change in the price of the Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

YEAR-END OPTION TABLE

     The following table summarizes certain information regarding stock options held as of July 31, 1997 by the Named Executive Officers. No SARs were held and no SARs or options were exercised during fiscal 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                 OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END
                                                 (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
                     NAME                                    (#)                          ($)(1)
-----------------------------------------------  ---------------------------    ---------------------------
Charles M. Leighton............................         371,200/90,058             $170,688/$- 0 -
G. Robert Tod..................................         371,200/90,058             170,688/ - 0 -
Glenn E. Davis.................................          96,131/65,590              35,074/43,063

---------------
(1) Value based on the last sale price per share ($3.5625) of the Common Stock on July 31, 1997, as reported on the New York Stock Exchange, less the exercise price.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1992 through July 31, 1997 with the cumulative total return on (i) Standard & Poor's Midcap 400 Index, and (ii) Standard & Poor's Specialty Retail Index (assuming an investment of $100 in the Common Stock and each of the other indices on July 31, 1992, and reinvestment of all dividends).

        Measurement Period                              S & P Midcap 400     S & P Retail -
      (Fiscal Year Covered)           CML Group, Inc.        Index             Specialty
7/92                                       100                 100                 100
7/93                                       135                 117                 116
7/94                                        63                 121                 113
7/95                                        56                 150                 120
7/96                                        22                 162                 123
7/97                                        24                 236                 156

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's principal independent accountant for the 1998 fiscal year and recommends to stockholders that they vote FOR ratification of that appointment.

     Deloitte & Touche LLP is currently the Company's principal independent accountant. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Acton, Massachusetts not later than July 3, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          PAUL P. BROUNTAS, Secretary

November 4, 1997

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                                                       458-PS-97

                                CML GROUP, INC.

                  Proxy for the Annual Meeting of Stockholders
                          to be held December 5, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

P        The undersigned, revoking all prior proxies, hereby appoint(s) Charles
     M. Leighton, G. Robert Tod and Paul P. Brountas, and each of them, with
R full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of CML Group, Inc. (the "Company") which the
O undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale
X and Dorr LLP, 60 State Street, Boston, Massachusetts, on Friday, December 5, 1997 at 10:30 a.m., local time, and at any adjournment thereof.
Y

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

                                                                 _____________

                 CONTINUED, AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                      SIDE
                                                                 _____________

                                  DETACH HERE


[X] Please mark
    votes as in
    this example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

    1. To elect three Class A Directors and one Class C Director.                                               FOR  AGAINST ABSTAIN
    CLASS A NOMINEES: Charles M. Leighton, Thomas H. Lenagh        2. To ratify the appointment of Deloitte     [ ]    [ ]     [ ]
                      and Ralph F. Verni                              & Touche LLP as the Company's principal
    CLASS C NOMINEES: John A.C. Pound                                 independent accountant for the fiscal
                                                                      year ending July 31, 1998.
                  [ ]    FOR    [ ] WITHHELD
                         ALL        FROM ALL
                      NOMINEES      NOMINEES
                                                                                                                FOR  AGAINST ABSTAIN
   [ ]                                                             3. To transact such other business as may    [ ]    [ ]     [ ]
      ---------------------------------------                         properly come before the meeting or any
      For all nominees except as noted above                          adjournment thereof.

                                                                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 [ ]

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]

                                                                   Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: __________________________________ Date: _____________ Signature: __________________________________ Date: _____________